Application Sale Agreement

This Application Sale Agreement (the “Agreement”) is made and entered into as of May 15, 2025, “Effective Date”, by and between:

Seller: Smarterest Incorporated, a company organized and existing under the laws of the province of Ontario, Canada, with its registered address at 150 King St W Suite 200, Toronto, Ontario, M5H 1J9, Canada (the “Seller”).

Buyer: Elventix Technology Corporation, a corporation organized and existing under the laws of the State of Wyoming, United States, with its registered address at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801 (the “Buyer”).

The Seller and Buyer may collectively be referred to as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, the Seller is the lawful owner of the mobile application described in Exhibit A (the “Application”), including its associated source code, documentation, design, branding elements, intellectual property rights, and related components;

WHEREAS, the Buyer desires to purchase and acquire the mobile application, and the Seller desires to sell and transfer the mobile application source code under the terms and conditions set forth in this Agreement;

WHEREAS, the Parties intend for this Agreement to comply with all applicable legal and regulatory requirements;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1. Terms of Mobile Application Code Transfer

1.1. Description of the Transferred Code

The Seller shall transfer to the Buyer the source code of the mobile application (hereinafter referred to as the “Source Code”), including:

•           Source files in a password-protected ZIP archive;

•           Documentation necessary for assembling, deploying, and operating the mobile application;

•           Libraries, modules, and dependencies used, including information on third-party components;

•           Instructions for configuring and deploying the mobile application;

•           Design assets, including all user interface elements, mockups, and graphical assets;

•           All branding elements, including the application name, logo, and domain (if applicable);

1.2. Format and Method of Transfer

The Source Code and all related materials shall be transferred in the following manner:

•	Upload to a password-protected ZIP archive;
•	Transfer of a password-protected archive containing the code, documentation, and design assets via Dropbox, a secure cloud storage service.

The Source Code and all related assets shall be transferred on the Effective Date of this Agreement.

1.3. Transfer of Rights

The Seller grants the Buyer exclusive, irrevocable rights to the Source Code in full upon its actual transfer, regardless of the completion of payment. This includes, but is not limited to:

•           All rights to modify, edit, enhance, and resell the code;

•           All intellectual property rights, including copyrights, trademarks, trade secrets, and future development rights;

•           Full ownership of branding elements, including the application name and logo;

•           All derivative works and future enhancements to the application.

The Buyer shall have the right to use, modify, distribute, and commercialize the Source Code from the moment of its transfer.

2. Purchase Price and Payment Terms

2.1 Total Purchase Price:

The total purchase price for the Source Code is $212,538 USD (two hundred twelve thousand five hundred thirty-eight U.S. dollars) (the “Purchase Price”). The Parties have agreed to divide the total amount into two parts. The first portion, in the amount of USD $24,000 (twenty-four thousand U.S. dollars), shall be paid in accordance with the payment schedule set forth in Section 2.2. The second portion, representing the remaining balance of USD $188,538 (one hundred eighty-eight thousand five hundred thirty-eight U.S. dollars), shall be formalized through the issuance of a separate Promissory Note by the Buyer set forth in Section 2.4.

2.2. Payment Schedule

The Buyer shall make payment in the total amount of USD $24,000 (twenty-four thousand dollars) on or before May 31, 2025.

The remaining outstanding balance in the amount of USD $188,538 (one hundred eighty-eight thousand five hundred thirty-eight U.S. dollars) shall be documented under a separate Promissory Note, to be duly executed by the Buyer no later than the Effective Date of this Agreement. The Promissory Note shall specify the terms and conditions of repayment, including, but not limited to, a final maturity date no later than November 14, 2025. Repayment under the Promissory Note may be made in one or more installments, subject to mutual agreement by the Parties.

The Seller grants the Buyer exclusive rights to the Source Code in full upon its actual transfer, regardless of the completion of payment. The Buyer shall have the right to use, modify, distribute, and commercialize the Source Code from the moment of its transfer.

2.3 Payment Method:

All payments shall be made via wire transfer to the Seller’s designated account or by any other method mutually agreed upon by the Parties.

2.4 Issuance of Promissory Note

The Buyer shall execute a separate Promissory Note in the amount of USD $188,538 (one hundred eighty-eight thousand five hundred thirty-eight U.S. dollars) on the Effective Date of this Agreement. The Promissory Note shall govern the terms and conditions of repayment of the outstanding balance due under this Agreement.

The Promissory Note shall include, among other terms, the repayment schedule, interest provisions (if any), and a final maturity date not later than November 14, 2025. Repayment may be made in one or more installments, subject to mutual agreement by the Parties. The Promissory Note shall be executed concurrently with this Agreement and attached hereto as Exhibit 1, and shall be deemed an integral part of this Agreement for all purposes. The Parties may mutually agree in writing to extend the final maturity date beyond November 14, 2025.

2.5 Taxes and Fees:

The Buyer shall be responsible for all applicable taxes, duties, and fees arising from the purchase, except for taxes on the Seller’s income. The Seller agrees to cooperate with the Buyer in providing documentation necessary for tax compliance.

2.6 Refund Policy:

Payments made under this Agreement are non-refundable, except in the event of a material breach by the Seller.

3. Acceptance Period

3.1 Acceptance Period:

The Buyer shall have 5 business days from the date of delivery to review and test the Source Code to ensure it conforms to the specifications in Exhibit A.

3.2 Rejection:

If the Source Code does not meet the specifications, the Buyer shall provide a written rejection notice detailing the non-conformities, and the Seller shall have 5 business days to address the issues.

4. Representations and Warranties

4.1 Seller’s Representations:

The Seller represents and warrants that:

•	The Source Code is free from known defects and operates substantially as described in Exhibit A;
•	The Seller has the authority to enter into this Agreement and transfer ownership of the Source Code;
•	The Source Code complies with applicable laws, including privacy and data security regulations.

4.2 Buyer’s Representations:

The Buyer represents and warrants that:

•	It has the authority to enter into this Agreement and fulfill its obligations hereunder;
•	It will not use the Source Code in violation of any applicable laws or regulations.

4.3 Disclaimers:

Except as explicitly stated, the Seller makes no other warranties, express or implied, including warranties of merchantability or fitness for a particular purpose.

5. Support and Maintenance

5.1 Technical support:

The Seller agrees to provide 30 days of post-sale technical support to assist the Buyer with any necessary transitions or troubleshooting.

5.2 Maintenance:

Any additional maintenance or support shall be negotiated separately and is not included in the Purchase Price.

6. Confidentiality

Each Party agrees to treat as confidential and not disclose any non-public information obtained from the other Party in connection with this Agreement, except as required by law or regulation.

7. Compliance with Laws and Regulations

Each party agrees to comply with all applicable laws, regulations, and rules, including those related to the sale, licensing, and use of the application and associated components. The Seller warrants that the Source Code complies with all relevant legal and regulatory requirements at the time of transfer, and the Buyer agrees to use the application in accordance with such laws and regulations.

8. Limitation of Liability

Neither Party shall be liable for indirect, incidental, or consequential damages arising out of or related to this Agreement. The Buyer assumes all risks associated with the further development, commercialization, and use of the Source Code.

9. Termination

This Agreement may be terminated by mutual written consent or by either Party if the other Party materially breaches this Agreement and fails to cure such breach within 5 business days.

10. Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, United States, and the laws of Canada, as applicable. Any disputes arising out of or in connection with this Agreement shall be resolved in the courts of Wyoming, United States, or the competent courts of Canada, depending on the jurisdiction applicable to the dispute, or as otherwise mutually agreed upon by the Parties.

11. Entire Agreement

This Agreement constitutes the entire understanding between the Parties and supersedes all prior agreements, representations, and understandings.

12. Force Majeure

Neither Party shall be held liable for any delay or failure in performance due to causes beyond their reasonable control, including acts of God, war, labor disputes, or government regulations.

13. Indemnification

13.1 Indemnification by the Seller:

The Seller agrees to indemnify, defend, and hold harmless the Buyer and its affiliates, officers, directors, employees, agents, and representatives from and against any and all claims, damages, liabilities, losses, or expenses (including reasonable attorney’s fees) arising out of:

•	Any breach of the Seller’s representations, warranties, or obligations under this Agreement;
•	Any third-party claims related to the Source Code, including but not limited to intellectual property infringement claims, unless caused by the Buyer’s modification or unauthorized use of the Source Code.

14. Data Protection and Privacy

14.1 Compliance with Privacy Laws:

The Seller and Buyer each represent and warrant that they will comply with all applicable data protection and privacy laws, and any other applicable local laws regarding the collection, use, and storage of personal data.

14.2 Data Transfer:

The Buyer acknowledges that the transfer of the Source Code may involve the transfer of personal data from jurisdictions with data protection laws (such as the EU) to other jurisdictions. Both Parties agree to take the necessary steps to comply with applicable cross-border data transfer regulations.

14.3 Data Security:

Both Parties agree to implement reasonable technical and organizational measures to ensure the security, integrity, and confidentiality of any personal data shared during the term of this Agreement.

15. Marketing and Publicity

The Buyer may use the Seller’s name, trademarks, or any other identifying marks in connection with the Source Code for marketing, advertising, or promotional purposes without the Seller’s prior written consent.

16. Dispute Resolution

16.1 Negotiation:

In the event of any dispute or disagreement arising out of or relating to this Agreement, the Parties agree to attempt to resolve the matter through good faith negotiation.

16.2 Mediation:

If the Parties are unable to resolve the dispute through negotiation, they agree to submit the dispute to mediation in the State of Wyoming, United States, or in Canada, as mutually agreed upon by the Parties, with a mediator mutually agreed upon by both Parties.

16.3 Arbitration:

If the dispute is not resolved by mediation, the dispute shall be resolved by binding arbitration conducted in the State of Wyoming, United States, or in Canada, as mutually agreed upon by the Parties, in accordance with the rules of the American Arbitration Association. The arbitration award shall be final and binding upon both Parties.

17. Severability

If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired. The Parties agree to negotiate in good faith to replace any invalid provision with a valid provision that reflects the original intent of the Agreement as closely as possible.

18. Survival of Provisions

Any provisions of this Agreement which by their nature should survive termination or expiration of this Agreement shall survive, including but not limited to indemnification obligations, confidentiality provisions, intellectual property rights, and dispute resolution procedures.

19. No Waiver

No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of such provision or any other provision, and the failure of either Party to assert any right or provision under this Agreement shall not constitute a waiver of such right or provision.

20. Assignment

This Agreement, and any rights or obligations arising hereunder, may be assigned or transferred by either Party without the consent of the other Party. Such assignment may be made in whole or in part. The assigning Party shall remain responsible for the performance of its obligations under this Agreement unless expressly released in writing by the non-assigning Party.

21. Amendments and Modifications

This Agreement may only be amended or modified in writing, signed by authorized representatives of both Parties. Any oral representations or modifications made before or after the execution of this Agreement shall not be binding.

22. Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. Electronic or facsimile signatures shall be deemed to be original signatures for purposes of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Signatures

Seller: Smarterest Incorporated

By: /s/ Evgenia Gonikman
Name: Evgenia Gonikman

Title: CEO, President, Director
Date: May 15, 2025

Buyer: Elventix Technology Corporation

By: /s/ Tallis Mateus Da Silva
Name: Tallis Mateus Da Silva
Title: President, Director, Treasurer & Secretary
Date: May 15, 2025

Application Sale Agreement

Exhibit A

“Description of the Application”

Overview:

The application is a comprehensive news service that delivers a seamless, user-friendly experience with advanced features for content distribution and engagement.

Key Features:

1. Application Accessibility

The application is fully compatible with Android and iOS devices.

2. Optimized User Experience

The application features an intuitive interface with personalized content recommendations based on user preferences and behavior. Interactive elements, such as customizable news feeds and topic-based alerts, enhance engagement and improve usability.

3. Intelligent Content Distribution

Designed to maximize content reach, the application distributes news across various digital channels, optimizing visibility for content creators and publishers. Smart algorithms ensure that users receive relevant and high-quality news updates.

4. Offline Reading Mode

Users can download articles for offline access, allowing them to read news even in areas with limited or no internet connectivity. This feature ensures uninterrupted access to important content.

5. Real-Time News Updates

The application continuously aggregates and delivers breaking news updates, ensuring that users receive the latest information as events unfold. Advanced algorithms filter and prioritize news for timely and relevant content delivery.

7. Data Privacy and Security

The application adheres to industry-leading security protocols to protect user data. It implements encryption, access controls, and compliance with relevant data protection regulations, ensuring the confidentiality and integrity of user information.

This Exhibit A is an integral part of the Application Sale Agreement and provides a detailed overview of the software being transferred.

Signatures

Seller: Smarterest Incorporated

By: /s/ Evgenia Gonikman
Name: Evgenia Gonikman
Title: CEO, President, Director,
Date: May 15, 2025

Buyer: Elventix Technology Corporation
By: /s/ Tallis Mateus Da Silva
Name: Tallis Mateus Da Silva
Title: President, Director, Treasurer & Secretary
Date: May 15, 2025